Exhibit 99.1

SessionM Partners with Mobiquity Networks to Bring Hyper-Local Awareness to Customer Loyalty Market

Collaboration creates game-changing audience scale for proximity based shopper engagement and insights.

GARDEN CITY, N.Y., Sept. 24, 2015 -- Mobiquity Networks, a wholly owned subsidiary of Mobiquity Technologies, Inc. (OTCQB: MOBQ), which powers a leading national location-based mobile advertising network, today announced a partnership with SessionM,a mobile-first loyalty and engagement company. The partnership is expected to combine SessionM’s extensive mobile user base with the scale of Mobiquity Networks’ mall-based footprint to deliver hyper-local mobile consumer reach -- allowing brands and retailers to engage shoppers with more rich and personalized on-premise experiences. This collaboration represents two companies that are leaders in their respective market-spaces coming together to make research, marketing and engagement more relevant, efficient and effective.

SessionM combines loyalty and engagement solutions with personalized offers and consumer insights to drive highly contextual consumer relationships through mobile devices. The platform processes more than 25 billion data points each day to identify the most effective path to engaging customers. SessionM is integrated into more than 1,500 mobile apps that rely on the platform to increase the value of their 100+ million active loyalty users. By partnering with Mobiquity Networks, SessionM is able to reach consumers on their mobile devices as they shop in the offline world. The integrated platform offers brands the opportunity to engage consumers in shopping malls, physical retail stores and other brick and mortar venues to solicit valuable feedback, and give consumers the rewards of currency, cash or offers for their engagement.

“Our platform helps mobile app publishers engage consumers and determines the best path to lead the customer from one high value behavior to the next, in the shortest time possible,” said Paul Krasinski, SVP of Strategy and Business Development from SessionM. “We are excited to partner with Mobiquity Networks to turn consumer location, such as store visits, into engagement touchpoints. Marketers can now engage a huge audience in relevant environments, where they can provide an offer, a survey or other form of personalized messaging that will strengthen their relationships with consumers whether they’re actively using an app or passively triggering a beacon.”

Mobiquity Networks powers the largest mall-based beacon network in the U.S. The platform enables brands and retailers to gain invaluable insights and to reach consumers with mobile engagements at the moment it matters the most -- when they are actively shopping. Integrating with Mobiquity Networks is expected to allow SessionM to provide a more relevant, rich in-app experience by delivering highly targeted location-based promotions, reward-based surveys, and timely and relevant offers. Through the collaboration, SessionM’s clients will gain the ability to engage with more than 250 million monthly shopper visits -- via active shopper check-ins and when passively triggered by Mobiquity Networks’ beacon network.

“Partnering with SessionM is a key step in bringing significant scale to our location-based marketing platform. SessionM recognizes the value of presence and location when it comes to engaging consumers, and we believe their massive, active and engaged audience is a game changer for our business and the entire beacon ecosystem,” said Sean Trepeta, President of Mobiquity Networks. “Adding SessionM’s users to our in-mall beacon network is expected to help brands and retailers attract new customers, boost foot traffic, and increase those users’ lifetime value.”

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About Mobiquity Technologies:

Mobiquity Technologies, Inc. (OTCQB: MOBQ) (“Mobiquity”), parent company of Mobiquity Networks, operates a national location-based mobile advertising network that has developed a consumer-focused proximity network which we believe is unlike any other in the United States. Mobiquity’s integrated suite of leading-edge location based mobile advertising technologies allows our clients to execute more personalized and contextually relevant experiences, driving brand awareness and incremental revenue. Mobiquity Technologies will continue to attempt to expand its location-based mobile advertising solutions to create “smart malls” in retail destinations across the U.S. using Bluetooth-enabled iBeacon technology. Please visit the Company’s corporate websites at: www.mobiquitytechnologies.com and www.mobiquitynetworks.com.

About SessionM:

SessionM is the next generation mobile intelligence and engagement platform. The company’s cloud-based solutions integrate loyalty marketing technology with ad serving and data management capabilities, to drive personalized consumer relationships through the mobile device. The company is headquartered in Boston with offices across the country. For more information on SessionM, visit: www.sessionm.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes of competition, possible loss of customers, and the company’s ability to attract and retain key personnel.

Contact:

For media inquiries:

Mobiquity Technologies

Jim Meckley

(516) 256-7766 x222

Session M

Jessica Harison

(617) 986-5024

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